UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2007

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gilead Sciences, Inc. (the Company) is filing this amendment to its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the SEC) on January 23, 2007 and amended by its Amendment to Current Report on Form 8-K/A filed with the SEC on February 9, 2007, to disclose Carla A. Hill’s appointment to the Company’s Nominating and Corporate Governance Committee of the Board of Directors.

On January 23, 2007, the Company filed a Current Report on Form 8-K to report that Carla A. Hills had been appointed to serve on the Company’s Board of Directors effective January 22, 2007. At the time of her appointment, the Board of Directors had not yet determined the committees on which Ms. Hills would serve. On May 8, 2007, the Board of Directors appointed Ms. Hills to serve on the Nominating and Corporate Governance Committee of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

May 9, 2007	By:	John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: COO & CFO